CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Registration Statement on Form S-3 of our report dated February 20, 2012 relating to the consolidated financial statements of NovaCopper Inc. for the years ended November 30, 2011 and 2010.

We also consent to the inclusion in the Registration Statement of our report dated December 2, 2011 relating to the Ambler Project of NovaGold Resources Inc.’s Carve-out Financial Statements for the years ended November 30, 2010, 2009 and 2008.

We also consent to the reference to us under the heading “Interest of Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Vancouver, British Columbia
November 23, 2012

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PricewaterhouseCoopers LLP Chartered Accountants
PricewaterhouseCoopers Place, 250 Howe Street, Suite 700, Vancouver, British Columbia, Canada V6C 3S7
T: +1 604 806 7000, F: +1 604 806 7806, Direct T: +1 604 806 7000, Direct F: +1 604 806 7806, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership, which is a member firm of PricewaterhouseCoopers International Limited, each member firm of which is a separate legal entity.